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                                                                   EXHIBIT 10.21

                               VISIO CORPORATION

                       1995 EMPLOYEE STOCK PURCHASE PLAN


                              SECTION 1.  PURPOSE

     The purposes of the Visio Corporation 1995 Employee Stock Purchase Plan (the "Plan") are (i) to assist employees of Visio Corporation and its subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended, and (ii) to help employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiary corporations.

                            SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the committee appointed to administer the Plan pursuant to Section 3.

     "Company" means Visio Corporation, a Washington corporation.

     "Eligible Compensation" means all regular cash compensation including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

     "Eligible Employee" means any employee who meets the following criteria:

          (i) the employee does not, immediately after the option is granted, own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;
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          (ii)   the employee's customary employment is not 20 hours or fewer per week; and

          (iii) the employee's customary employment is for more than five months in any calendar year.

     "ESPP Broker" has the meaning set forth in Section 10.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Offering" has the meaning set forth in Section 5.1.

     "Offering Date" means the first day of an Offering.

     "Offering Period" means a 24-month period.

     "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

     "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means any Eligible Employee who has elected to participate in an Offering.

     "Plan" means the Visio Corporation 1995 Employee Stock Purchase Plan.

     "Plan Year" means the fiscal year beginning on October 1 and ending on the Friday closest to September 30.

     "Purchase Date" means the last day of each Purchase Period.

     "Purchase Period" means each of the four consecutive purchase periods of six months' duration during each Offering Period.

     "Purchase Price" has the meaning set forth in Section 8.

     "Stock" means the common stock of the Company.

     "Subscription Date" means the last business day prior to an Offering Date.

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     "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           SECTION 3.  ADMINISTRATION

     The Plan shall be administered by the Board or by a committee appointed by, and consisting of one or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such terms as the Board may determine, subject to removal by the Board at any time. Any subsequent references to the Board shall also mean the Committee if it has been appointed. All questions of interpretations of the Plan or of any Option shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan. Subject to the provisions of the Plan, the Board shall determine all the relevant terms and conditions of options granted pursuant to the Plan; provided, however, that all Participants granted options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5).

                       SECTION 4.  STOCK SUBJECT TO PLAN

     Subject to adjustment from time to time as provided in Section 21, a maximum of 750,000 shares of Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

                          SECTION 5.  OFFERING DATES

5.1  Offering Periods

     Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings. Offerings shall commence on October 1 and April 1 of each year and end on the second September 30 and March 31, respectively, occurring thereafter (an "Offering"). Notwithstanding the foregoing, the Board may establish (a) a different term for one or more Offerings and (b) different commencing and ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still an

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Eligible Employee as of the commencement of any such subsequent Offering.
Eligible Employees may not participate in more than one Offering at a time. In the event the first or the last day of an Offering Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

5.2  Purchase Periods

     Each Offering Period shall consist of four consecutive Purchase Periods. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. A Purchase Period commencing on October 1 shall end on the next March 31. A Purchase Period commencing on April 1 shall end on the next September 30. Notwithstanding the foregoing, the Board may establish (a) a different term for one or more Purchase Periods and (b) different commencing dates and Purchase Dates for any such Purchase Period. In the event the first or last day of a Purchase Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Purchase Period.

5.3  Governmental Approval; Stockholder Approval

     Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and qualifications of the Plan and the issuance of Options and sale of Stock pursuant to the Plan and (ii) obtaining stockholder approval of the Plan.

                     SECTION 6.  PARTICIPATION IN THE PLAN

6.1  Initial Participation

     An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office not later than the last business day before such Offering Date (the "Subscription Date") a subscription agreement indicating the Eligible Employee's election to participate in the Plan and authorizing payroll deductions. An Eligible Employee who does not deliver a subscription agreement to the Company's payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Company may, from time to time, change the Subscription Date as deemed advisable by the Company in its sole discretion for the proper administration of the Plan.

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6.2  Continued Participation

     A Participant shall automatically participate in the next Offering Period until such time as such Participant withdraws from the Plan pursuant to Section
11.1 or 11.2 or terminates employment as provided in Section 13. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period pursuant to Section 12, then the Participant shall automatically participate in the Offering Period commencing on the next business day. A Participant is not required to file any additional subscription agreements for subsequent Offerings in order to continue participation in the Plan.

              SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE SHARES

7.1  10,000 Share Limit

     Except as set forth below, during an Offering Period, each Participant shall have an Option to purchase 10,000 shares of Stock.

7.2  $15,000 Limitation

     No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation at a rate that exceeds $15,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.2).

7.3  Pro Rata Allocation

     In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Company shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

                           SECTION 8.  PURCHASE PRICE

     The purchase price at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan (the "Offering Exercise Price") shall be set by the Board; provided, however, that the Purchase Price

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for the first Offering Period shall be the lesser of (a) 100% of the initial public offering price per share of Stock, before underwriters' discounts or concessions, set forth in that certain Underwriting Agreement between the Company and the representatives of the underwriters when executed in connection with the Company's initial public offering of the Stock and (b) the fair market value of the Stock on the Purchase Date, and for each subsequent Offering Period shall be not less than 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering or (b) the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the closing price quoted on the Stock on such date. If the Stock is not listed on a national market system, the Board shall designate an alternative method of determining the fair market value of the Stock.

                     SECTION 9.  PAYMENT OF PURCHASE PRICE

9.1  General Rules

     Stock which is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's subscription agreement.

9.2  Change Notices

     During an Offering Period, a Participant may elect to decrease the amount withheld from his or her compensation by filing an amended subscription agreement with the Company on or before the change notice date. The change notice date shall initially be the seventh day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such change notice date from time to time.

9.3  Percent Withheld

     The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 1% but shall not exceed 15% of the Participant's Eligible Compensation for such pay period. Amounts shall be withheld in whole percentages only.

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9.4  Payroll Deductions

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

9.5  Memorandum Accounts

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.6  No Interest

     Interest shall not be paid on sums withheld from a Participant's compensation.

9.7  Acquisition of Stock

     On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering is not terminated on or before such date shall automatically acquire pursuant to the exercise of the Participant's Option the number of whole shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, in no event shall the number of shares of Stock purchased by the Participant exceed the number of shares of Stock subject to the Participant's Option.

9.8  Refund of Excess Amounts

     Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is in an amount less than the amount necessary to purchase a whole share of Stock, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied to the purchase of Stock in the subsequent Purchase Period or Offering Period.

9.9  Withholding Obligations

     At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for

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federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.10  Termination of Participation

      No Stock shall be purchased on behalf of a Participant on a Purchase Date whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

9.11  Procedural Matters

      The Company may, from time to time, establish (i) limitations on the frequency and/or number of changes in the amount withheld during an Offering,
(ii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (iv) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.12  Leaves of Absences

      During leaves of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

                    SECTION 10.  EVIDENCE OF STOCK OWNERSHIP

      Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker"). A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another

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brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code
Section 423(a) holding period.

                       SECTION 11.  VOLUNTARY WITHDRAWAL

11.1  Withdrawal From an Offering

      A Participant may withdraw from an Offering by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, however, if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in the earlier Purchase Periods. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.2  Withdrawal From the Plan

      A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company's payroll office. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.3  Return of Payroll Deductions

      Upon withdrawal from an Offering pursuant to Section 11.1 or 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in

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the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

               SECTION 12.  AUTOMATIC WITHDRAWAL FROM AN OFFERING

     If the fair market value of the Stock on a Purchase Date of an Offering (other than the final Purchase Date of such Offering) is less than the fair market value of the shares on the Offering Date for such Offering, then every Participant shall automatically (i) be withdrawn from such Offering at the close of such purchase date and after the acquisition of Stock for such Purchase Period (ii) be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period.

                     SECTION 13.  TERMINATION OF EMPLOYMENT

     Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Employee eligible to participate in the Plan, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

                   SECTION 14.  RESTRICTIONS UPON ASSIGNMENT

     An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

                    SECTION 15.  EXCHANGE ACT HOLDING PERIOD

     Disposition of the shares of the Stock obtained upon exercise of the Option by persons required to file Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, within six months of the Purchase Date, will cause the Option grant to be treated as a purchase under Section 16(b) of the Exchange Act as of the Purchase Date and could result in short-swing liability under Section 16(b).

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         SECTION 16.  NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED

     With respect to shares of the Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, a certificate, or its equivalent, for shares has been issued to the Participant following exercise of his or her Option.

                       SECTION 17.  AMENDMENT OF THE PLAN

     The Board of Directors may amend, suspend or terminate the Plan at any time and from time to time; provided that approval by the vote of the holders of more than 50% of the outstanding shares of the Company's Stock entitled to vote shall be required to amend the Plan to (i) change the number of shares of the Stock reserved for the Options under the Plan, (ii) decrease the Purchase Price below a price computed in the manner stated in Section 8, or (iii) alter the requirements of eligibility to participate in the Plan.

                     SECTION 18.  NO RIGHTS AS AN EMPLOYEE

     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary of the Company or to affect the right of the Company and Parents and Subsidiaries of the Company to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

                               SECTION 19.  TERM

     No Option may be granted during any period of suspension or after termination of the Plan, and in no event may any Option be granted under the Plan after ten years from commencement of the Plan.

                      SECTION 20.  EFFECT UPON OTHER PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation,

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the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                            SECTION 21.  ADJUSTMENTS

21.1  Adjustment of Shares

      In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number of shares of Stock subject to the Plan as set forth in Section 4. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

21.2  Limitations

      The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                              SECTION 22.  GENERAL

22.1  Registration; Certificates for Shares

      The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

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22.2  Compliance With Laws and Regulations

      It is the Company's intention that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

      Adopted by the Board of Directors on September 12, 1995 and approved by the Company's shareholders on October 5, 1995.

      Amended by the Board of Directors on October 22, 1996 and April 23, 1997.

      Stock Subject To Plan as set forth is Section 4 reflects the three-for-two stock split effective October 17, 1995 and the two-for-one stock split effective August 8, 1997.

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                                AMENDMENT NO. 1

                                    TO THE

                               VISIO CORPORATION

                       1995 EMPLOYEE STOCK PURCHASE PLAN


     The Visio Corporation 1995 Employee Stock Purchase Plan (the "Plan") is hereby amended as follows:

     1.  Section 15 of the Plan shall be deleted.

     2.  Section 22.2 of the Plan shall be deleted.

     The effective date of such amendments shall be October 22, 1996.


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                                AMENDMENT NO. 2

                                     TO THE

                               VISIO CORPORATION

                       1995 EMPLOYEE STOCK PURCHASE PLAN


     The Visio Corporation 1995 Employee Stock Purchase Plan (the "Plan") is hereby amended as follows:

     1. The definition of "Eligible Employee" under Section 2 of the Plan is hereby amended to read as follows:

         "Eligible Employee" means any employee of the Company or its designated subsidiaries (as specifically designated from time to time by the Board) who meets the following criteria:

              (i) the employee does not, immediately after the option is granted, own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

              (ii) the employee's customary employment is not 20 hours or fewer per week; and

              (iii) the employee's customary employment is for more than five months in any calendar year.

     2.  Section 5.1 of the Plan is hereby amended to read as follows:

         5.1  Offering Periods

              Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings. Offerings shall commence on October 1 and April 1 of each year and end on the second September 30 and March 31, respectively, occurring thereafter (an "Offering"). Notwithstanding the foregoing, the Board may establish (a) a different term for one or more Offerings and (b) different commencing and ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has

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         commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. In the event the first or the last day of an Offering Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

     3.  Section 7.2 of the Plan is hereby amended to read as follows:

         7.2  $25,000 Limitation

              No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.2).

     The effective date of such amendments shall be April 23, 1997.


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